SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2005

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed in the Form 8-K filed on November 18, 2005 by Viisage Technology, Inc. (“Viisage”), Viisage is party to an Assignment and Assumption Agreement with Aston Capital Partners L.P. (“Aston”), an affiliate of L-1 Investment Partners LLC (“L-1”), dated as of November 15, 2005 (the “Assignment Agreement”). On December 16, 2005, in accordance with the terms of the Assignment Agreement, Viisage completed the purchase of 60% of the outstanding membership interests of Integrated Biometric Technology LLC (“IBT”), a wholly-owned subsidiary of Integrated Biometric Technology, Inc. (“IBT Parent”), from Aston for $35 million. The $35 million used by Viisage to pay Aston was part of the proceeds from the sale of shares to Aston as described in Section 3.02 below.

Also on December 16, 2005, in accordance with the terms of the Agreement and Plan of Merger dated November 15, 2005, between Viisage, IBT, IBT Parent and the stockholders of IBT Parent (the “Merger Agreement”), all of the outstanding capital stock of IBT Parent was exchanged for 2,000,000 shares1 of common stock of Viisage, and IBT Parent was merged with and into a subsidiary of Viisage, which resulted in IBT Parent becoming a wholly-owned subsidiary of Viisage. The Merger Agreement provides that the shareholders of IBT Parent are eligible to receive from Viisage an additional amount for each share of Viisage common stock issued in the merger, equal to the amount, if any, by which $12.50 (or $17.50 in the event that revenues of IBT for the year ended December 31, 2006 exceed $75 million) exceeds the average of the closing bid prices of Viisage common stock during the month of February 2007, as reported on the NASDAQ Stock Market, in each case as adjusted for any stock splits. Any difference will be paid in additional shares of Viisage common stock, provided that if the average of the closing bid prices for Viisage common stock during the month of February 2007 is less than $6.25, the difference to be paid will be determined as if the average price were $6.25.

As a result of the two transactions, Viisage now owns 100% of the outstanding membership interests of IBT.

On December 19, 2005, Viisage issued a press release announcing the closing of the IBT acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02. Unregistered Sales of Equity Securities.

Issuance and Sale of Securities to L-1 Investment Partners LLC

On December 16, 2005, in accordance with the terms of the Investment Agreement between Viisage and L-1 dated October 5, 2005 (the “Investment Agreement”), Viisage (i) issued and sold to Aston, an affiliate of L-1, 7,619,047 shares of Viisage common stock at $13.125 per share (the “Shares”) and (ii) issued to Aston warrants to purchase an aggregate of 1,600,000 shares of Viisage common stock at an exercise price of $13.75 per share (the

1 All information in this Form 8-K regarding share numbers and prices are as adjusted for the one-for-two and a half reverse stock split which was effective December 19, 2005.

“Warrants”). The sale of the Shares resulted in aggregate gross proceeds to Viisage of $100 million, and net cash to Viisage of $65 million after the $35 million payment to Aston for Aston’s ownership interest in IBT. No underwriting commissions were paid in connection with the sale.

The Warrants are exercisable for a period of three years from the closing date, subject to the following vesting provisions: warrants to purchase (i) 1,280,000 shares of Viisage common stock will vest on a pro rata basis when and if acquisitions involving the payment of aggregate consideration of $125 million are consummated (the “Acquisition Warrants”); (ii) 213,333 shares of Viisage common stock will vest when and if Viisage’s gross revenues for any four consecutive quarters are equal to or greater than $200 million; and (iii) 106,667 shares of Viisage common stock will vest when and if Viisage’s gross revenues for any four consecutive quarters are equal to or greater than $300 million. As a result of the consummation of the IBT acquisition described above, 614,400 of the shares related to the Acquisition Warrants vested.

The Shares were sold to Aston and the Warrants were issued to Aston in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

Issuance of Securities in connection with the Acquisition of IBT Parent and IBT

The disclosures in Item 2.01 are incorporated in this Item 3.02 by reference.

On December 16, 2005, upon the completion of the acquisition of IBT and IBT Parent as described above, Viisage issued warrants to purchase 440,000 shares of Viisage common stock with an exercise price of $13.75 per share to L-1 for strategic advice, due diligence and other services relating to the acquisition.Warrants to purchase 280,000 shares are fully vested and have a term of three years. If during any of 2006, 2007 or 2008, the IBT business generates earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $6 million or more, the remaining warrants to purchase 160,000 shares of Viisage common stock will vest. These warrants will have a term of three years from the date of such vesting, if any.

The shares of Viisage common stock issued to the stockholders of IBT Parent pursuant to the Merger Agreement are exempt from registration under the Securities Act, pursuant to Section 4(2) thereof. The warrants issued to L-1 as compensation for its services in connection with the IBT acquisition are likewise exempt from registration under Section 4(2) of the Securities Act.

General

The shares of Viisage common stock and the warrants described in this Item 3.02 have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

On December 16, 2005, Viisage issued a press release announcing the completion of the investment by L-1. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures in Item 5.03 are incorporated in this Item 3.03 by reference.

On December 16, 2005, Viisage filed an amendment to its certificate of incorporation with the Secretary of State of Delaware thereby effecting a one-for-two and a half reverse stock split of the issued and outstanding common stock of Viisage (the “Reverse Stock Split”). The Reverse Stock Split had the effect of combining the issued and outstanding shares of Viisage common stock so that each issued and outstanding two and one-half (2.5) shares of common stock prior to the Reverse Stock Split presently represents one (1) share of common stock immediately after the Reverse Stock Split. The Reverse Stock Split became effective upon receipt of stockholder approval and the filing of an amendment to Viisage’s certificate of incorporation with the Secretary of State of Delaware on December 16, 2005. Viisage’s common stock began trading on the Nasdaq National Market on a post-split basis on December 19, 2005.

Item 5.02. Election of Directors.

The disclosures in Items 3.02 are incorporated in this Item 5.02 by reference.

On December 18, 2005, Mr. Robert V. LaPenta, the founder and chief executive officer of L-1, and Mr. George Tenet, an individual designated by L-1, were elected to the Viisage board pursuant to the terms of the Investment Agreement. In accordance with the requirements of the Investment Agreement, Mr. LaPenta also was elected as chairman of the Viisage board and chairman of the strategic committee of the Viisage board.

On December 20, 2005, Viisage issued a press release announcing the election of Messrs. LaPenta and Tenet to the Viisage Board. A copy of the press release is furnished herewith as Exhibit 99.3.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 are incorporated in this Item 5.03 by reference.

On December 16, 2005, at a special meeting of the stockholders of Viisage, the stockholders of Viisage approved an amendment to Viisage’s restated certificate of incorporation providing for the Reverse Stock Split. Promptly following the special meeting, Viisage filed the amendment to its certificate of incorporation with the Secretary of State of Delaware to effect the Reverse Stock Split. The effective date of the amendment and the Reverse Stock Split is December 16, 2005. Viisage’s common stock began trading on the Nasdaq National Market on a post-split basis on December 19, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Company will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K to be filed on or before March 3, 2006.

(b) Pro forma financial information. As permitted by Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K to be filed on or before March 3, 2006.

(c) Exhibits

99.1	Press release, dated December 19, 2005, issued by Viisage Technology, Inc.

99.2	Press release, dated December 16, 2005, issued by Viisage Technology, Inc.

99.3	Press release, dated December 20, 2005, issued by Viisage Technology, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: December 22, 2005	By:	/S/ BRADLEY T. MILLER
Bradley T. Miller Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated December 19, 2005, issued by Viisage Technology, Inc.

99.2	Press release, dated December 16, 2005, issued by Viisage Technology, Inc.

99.3	Press release, dated December 20, 2005, issued by Viisage Technology, Inc.